SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2002

TECHNOLOGY FLAVORS & FRAGRANCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26682	11-3199437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Edison Street East, Amityville, New York 11701

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (631) 842-7600

Item 5.     Other Events and Regulation FD Disclosure

                On November 5, 2002, Technology Flavors & Fragrances, Inc., a Delaware corporation (the “Company”), issued a press release announcing that its board of directors had authorized the repurchase of up to 500,000 shares of the Company’s common stock.

                The Company hereby incorporates by reference herein the matters announced in the Company’s press release, dated November 5, 2002, which is filed as an exhibit to this Current Report on Form 8-K.

Item 7.     Financial Statements and Exhibits

                99.1  Press release of the Company, dated November 5, 2002.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  November 5, 2002

TECHNOLOGY FLAVORS & FRAGRANCES, INC.

By:	/s/ JOSEPH A. GEMMO
Joseph A. Gemmo
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated November 5, 2002.